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                                                            Exhibit 10.2
                                                            ------------


                               RELEASE AGREEMENT




This agreement is made between:

     BRADLEY ROSS, for himself, his heirs, dependents, executors, administrators, successors and assigns; hereinafter referred to as "Employee",

                                      and

     ENTRUST TECHNOLOGIES INC. and ENTRUST TECHNOLOGIES LTD.; hereinafter referred to as "ENTRUST".


Whereas the Parties wish to terminate the employment relationship between Entrust and Employee, it is therefore agreed as follows:

IN CONSIDERATION of the payments less the required deductions for income taxes and other statutory deductions, and other good and valuable consideration as herein, Employee agrees as follows:

1) Employee agrees that the contract of employment between himself and ENTRUST will be terminated on January 31, 2000 with notice received on June 1, 1999.

2) Employee wholly releases ENTRUST, its successors and assigns, its officers and directors, shareholders, agents and employees and its affiliated and associated companies and assigns, of and from any and all actions, causes of actions, complaints, debts, dues, warranties, claims or demands for any loss, losses or damage whatsoever in existence prior to, on or after the date hereof, directly or indirectly arising from his employment with ENTRUST or the termination thereof. Without limiting the generality of the foregoing, Employee acknowledges that the said payment is in satisfaction of all claims for damages for wrongful dismissal including all non-salary benefits ordinarily provided to or on his behalf in respect of the employment, vacation pay, any and all expenses whether incurred before, on or after the date hereof in respect of the employment and as more particularly described in his International Assignment Agreement dated September 30, 1998 and his Offer of Employment dated November 18, 1996 and any and all claims which Employee may have had under the Employment Standards Act and the Human Rights Code of Ontario or the Canada Labour Code.

3) Employee agrees not to make any claims or take any proceedings against any other person or corporation which might claim contribution or indemnity from ENTRUST under the provisions of any statute or otherwise with respect to any matter which arose or may have arisen between ENTRUST and Employee at the present time.

4) Employee agrees to indemnify and save harmless ENTRUST from and against any and all claims, actions, causes of action, debts or demands under the Income Tax Act for or in respect of withholding taxes relating to the cessation of his employment together with any interest or penalties relating thereto and any costs or expenses incurred by ENTURST in defending such claim, cause of action, demand, debt or assessment by Revenue Canada or by any other taxing authority.

5) Employee agrees that the terms of his non-compete agreement described in his employment offer letter dated November 18, 1996, which provide that he may not compete with ENTRUST, are hereby modified to include Europe in addition to Canada and the United States and will take effect on his termination date of January 31, 2000 and remain effective until January 31, 2001. Notwithstanding the foregoing, if a court finds that the addition of Europe make the non- competition terms unenforceable, the parties agree that Section 5 is severable from this agreement and the non-competition terms.

6) Employee agrees to resign as member of the Board of Security Engineering AG effective July 15, 1999 or as soon as notice of a replacement being appointed is received, whichever comes first.

7) Employee understands that, as an employee, he remains subject to ENTRUST's insider trading restrictions until January 31, 2000 and that although he is no longer subject to SEC Section 16b reporting, he will continue to abide by the trade restrictions in place for 16b Officers until January 31, 2000.

8) Employee agrees to return to Entrust any and all company property on or before the termination date and agrees to fulfill his obligations as a departing employee not to disclose confidential or proprietary information. Employee continues to be bound by the Conflict of Interest and the Intellectual Property and Confidentiality agreements. Furthermore, Employee will not speak of Entrust or Nortel or any of their employees, officers or representatives, in disparaging terms nor in any other negative way communicate about his employment with Entrust.

9) Employee acknowledges and agrees that the payment referred to herein does not represent any admission or recognition of liability by ENTRUST.

10) Employee further acknowledges and agrees that the terms of this Release Agreement are fully understood by him, that Employee has had independent legal representation in connection with this Release Agreement and that this Release Agreement is voluntarily entered into by him.

IN CONSIDERATION of the covenants made above, ENTRUST agrees to provide as follows:

1) Eight months notice to Employee of intent to terminate employment, provided on June 1, 1999 with termination date of January 31, 2000, whereby Employee shall work through the notice period.

2) Lump sum payment to Employee of CHF53,334.00 less applicable taxes, plus outstanding reimbursements for Entrust business expenses (if any), to be paid on or before February 15, 2000.

3) Benefits (specifically health, insurance and social security benefits) continuation until January 31, 2000 followed by a lump sum payment on or before February 15, 2000 of CHF 3,333.34 less applicable taxes, for 4 months benefits compensation. An additional lump sum payment of CHF 7,500.00 will also be provided in lieu of relocation expenses. Vacation, earned and accrued, is to be taken during the 8 month notice period. As fo June 30, 1999, other benefits associated with the International Assignment Agreement will be discontinued including: cost of living allowance, company paid house rental in Zurich, storage of household goods in Canada, home management service for apartment in Canada, relocation expenses for return to Canada, personal transportation allowance and return trips home. For clarity, ENTRUST will deduct from rental proceeds any actual repair or maintenance up to CDN$2,500, with remaining expenses, if any, to be Employee's responsibility. Condo fees of CDN$355.67 per month can be expensed through June 30.

4) Company paid preparation of Canadian and foreign income tax returns for the years 1998 and 1999.

5) Stock option vesting through January 31, 2000, (provided the Employee works through the notice period) after which any remaining unvested option will be forfeited. Specifically, the Parties understand and agree that of the 602,400 options with a strike price of US$2.125 granted to Employee on January 1, 1997, of which 361,440 options have vested as of January 1, 1999; an additional 120,480 options will vest as of January 1, 2000, for a total of 481,920 options that Employee will have acquired rights to exercise by January 1, 2000.

6) The following company property and contracts are assigned, to the extent possible, to Brad Ross without charge who will take over payment obligations to third parties (if any) as of 1st July 1999:

     a) company purchased furnishings, insurance policy and lease for the apartment at Seehofstr. 4, Zurich

     b)   Internet account agreement (bross00@ibm.net)

     c)   mobile phone, account agreement and accessories (+41 79 230 9326)

     d) computer accessories (monitor, key board, mouse, palmpilot, external disk drive, memory, port replicator, power supply, SCSI card). All company proprietary information contained on the computer must be immediately deleted and verification of deletion provided to Entrust through a certified statement signed by Brad Ross.

     e)   Prudential home management agreement (2108-1500 Riverside Dr., Ottawa)

     f)   Swiss rail passes

     g)   art work from the office of Brad Ross (4 framed Entrust graphics)

     h) assignment, to the extent possible, and transfer assistance for health insurance and remaining benefits to Brad Ross who will take over payment obligations to third parties (if any) as of February 1, 2000.
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     i)   auto responder service until June 1, 2000 on brad.ross@entrust.com
                                                       ---------------------
          indicating that the new e-mail address is bross00@ibm.net.
                                                    ---------------

7) ENTRUST fully releases Employee of and from any and all actions, causes of actions, complaints, debts, dues, warranties, claims or demands for any loss, losses or damage whatsoever in existence prior to, on or after the date hereof, directly or indirectly arising from conduct within the authorized scope of his employment that was or ought to have been known to ENTRUST.

8) ENTRUST agrees not to make any claims or take any proceedings against any other person or corporation which might claim contribution or indemnity from Employee under the provisions of any statute or otherwise with respect to the Employee's conduct within the authorized scope of his employment that was or ought to have been known to ENTRUST.

9) ENTRUST agrees to indemnify and save harmless Employee from and against any and all claims, actions, causes of action, debts or demands from a third party relating to conduct within the authorized scope of his employment together with any interest or penalties relating thereto and any costs or expenses incurred by Employee in defending such claim, cause of action, demand, debt or assessment by such third party.

10) ENTRUST will not speak of Employee in disparaging terms nor in any other negative way communicate about his employment with Entrust.

The Parties understand and agree that the fact of settlement between Employee and ENTRUST and the terms of same are confidential to the Parties and must not be disclosed to any person, save and except counsel representing the Parties and as may be required by law.

This Agreement is governed by the laws of Ontario.

Employee directs that the payment of the amounts under this agreement be made by direct deposit to his personal bank account of record at Credit Suisse, Zurich.

IN WITNESS WHEREOF the Parties have duly executed this Agreement.


/s/ Michele A. Axelson                            /s/ Bradley Ross
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ENTRUST                                           BRADLEY ROSS


Plano, TX, USA  June 29, 1999                     Zurich  30.6.99
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Place/Date                                        Place/Date